Exhibit 5.01


                                August 2, 1996

Board of Directors
Haynes Holdings, Inc.
1020 West Park Avenue
Kokomo, Indiana  46904-9013

Gentlemen:

     We have acted as counsel to Haynes Holdings, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-1, Registration No. 333-5203 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") for the purposes of registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 2,300,000 shares of the Company's authorized but unissued Common Stock, par value $.01 per share, which are to be offered to the public (the "Shares"). Prior to the effectiveness of the Registration Statement, the name of the Company will be changed to Haynes International, Inc.

     In connection therewith, we have investigated those questions of law we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other papers that we deemed necessary to examine for the purpose of this opinion, including:

     1. The Company's Certificate of Incorporation, together with all amendments thereto;

     2. A copy of the By-laws of the Company;

     3. Resolutions relating to the offering of the Shares and the filing of the Registration Statement adopted by the Company's Board of Directors on May 28, 1996 (the "Resolutions");

     4. A specimen certificate representing the Shares; and

     5. The Registration Statement.


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Board of Directors
Haynes Holdings, Inc.
August 2, 1996
Page 2


We have also relied, without investigation as to the accuracy thereof, on other certificates of, and oral and written communication from, public officials and officers of the Company.

     For purposes of this opinion, we have assumed (i) the genuineness of all signatures of all parties other than the Company; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies; (iii) that the Resolutions will not be amended, altered or superseded prior to the issuance of the Shares; and (iv) that no changes will occur in the applicable law or the pertinent facts prior to the issuance of the Shares.

     Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares are validly authorized and, when (a) the pertinent provisions of the Securities Act and all relevant state securities laws have been complied with and (b) the Shares have been delivered against payment therefor as contemplated by the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission relating thereto.

                                       Very truly yours,


                                       /s/ ICE MILLER DONADIO & RYAN